SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Global Secure Corp.
(Exact name of registrant as specified in its charter)

Delaware	27-0051896

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
2600 Virginia Avenue, N.W.
Suite 600
Washington, D.C. 20037
(Address and Zip Code of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒
333-127490
Securities Act registration statement file number to which this form relates:
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None
Securities registered pursuant to Section 12(g) of the Act:
Common Stock, $.001 par value per share
(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
     The information contained in “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, as amended (Commission File No. 333-127490), filed with the Securities and Exchange Commission (the “Form S-1 Registration Statement”), including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is hereby incorporated by reference.
ITEM 2. EXHIBITS
     The following exhibits are filed as part of this Registration Statement
     1. Certificate of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).
     2. Form of Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).
     3. Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement).
     4. Form of Second Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.4 to the Form S-1 Registration Statement).
     5. Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement).

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLOBAL SECURE CORP. (Registrant)

Date: November 9, 2005	By:	/s/ Craig R. Bandes

	Name:	Craig R. Bandes
	Title:	Chief Executive Officer

EXHIBITS

Exhibit Number	Description of Document

1.	Certificate of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

2.	Form of Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

3.	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement).

4.	Form of Second Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.4 to the Form S-1 Registration Statement).

5.	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement).